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                                                                      EXHIBIT 10


                            NONCOMPETITION AGREEMENT


         Noncompetition Agreement (the "Agreement"), dated as of ________ __, 2001, between Banknorth Group, Inc. (the "Company") and Gerald T. Mulligan (the "Executive").


                                   WITNESSETH:

         WHEREAS, as of the date hereof, Andover Bancorp, Inc. ("ABI"), a multi-bank holding company with executive offices located in Andover, Massachusetts, is being merged with and into the Company (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of June 11, 2001, between the Company and ABI (the "Merger Agreement"); and

         WHEREAS, the Executive will no longer serve as President and Chief Executive Officer of ABI upon consummation of the Merger; and

         WHEREAS, the Merger will extend the Company's existing markets in Massachusetts and New Hampshire; and

         WHEREAS, the Company desires to have the Executive undertake certain noncompetition and other obligations in consideration for the monetary consideration described herein;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

         1.       AGREEMENT CONSIDERATION.

         In consideration for execution of this Agreement and the Executive's performance of the covenants of the Executive contained herein, the Company agrees to pay to the Executive $1,269,140 within five (5) days of the consummation of the Merger or such later date as the parties hereto may agree.

         2.       NON-COMPETE.

         The Executive agrees that during the three-year period following consummation of the Merger the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Massachusetts or New Hampshire (a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, (ii) solicit or induce, or cause others to solicit or induce, any employee of the Company or any of its subsidiaries to leave the employment of such entities or (iii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of the


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Company or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with the Company or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between the Company or its subsidiaries and any such customers.

         3.       CONFIDENTIALITY.

         Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than the Company or its subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Company, ABI or any of their respective subsidiaries which is not available to the general public to which he had access at any time during the course of his employment by ABI or its subsidiaries, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.

         4.       INJUNCTIVE RELIEF.

         (a) The Executive agrees that damages at law will be an insufficient remedy to the Company in the event that the Executive violates any of the provisions of Sections 2 or 3, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in Sections 2 or 3. The Executive hereby consents to any injunction (temporary or otherwise) which may be issued against the Executive and to any other court order which may be issued against the Executive from violating, or directing the Executive to comply with, any of the covenants in Sections 2 and 3. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Company against the Executive for such breaches or threatened or attempted breaches.

         (b) In addition to the Company's rights set forth in paragraph (a) of this Section 4, in the event that the Executive shall violate the terms and conditions of Sections 2 or 3 of this Agreement, the Company and its subsidiaries may terminate any payments or benefits of any type and regardless of source payable by the Company or its subsidiaries, if applicable, to the Executive.



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         5.       RELEASE.

         (a) For, and in consideration of the commitments made herein by the Company, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge the Company and its subsidiaries, affiliates, stockholders, attorneys, officers, directors, agents, employees, successors and assigns, and any other party associated with the Company (the "Released Parties"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with his employment by ABI or any of its subsidiaries (including in each case predecessors thereof), either as a director, officer or employee, or termination of such employment. Notwithstanding the foregoing, the Executive does not release the Company from any obligations of the Company to the Executive under (i) any employee benefit plan or arrangement of ABI, including but not limited to stock option agreements, whether or not referred to in this Agreement, pursuant to which the Executive has any accrued rights or is entitled to any benefits or payments (the "Employee Benefit Plans"), (ii) Section 6.11 of the Merger Agreement and (iii) this Agreement.

         (b) For and in consideration of the commitments made herein by the Executive, including without limitation the releases in paragraph (a) above, the Company, for itself, and for its successors and assigns does hereby release completely and forever discharge the Executive and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with the Executive's employment by ABI or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee. Notwithstanding anything in the foregoing to the contrary, the Company does not release the Executive from claims arising out of any breach by the Executive of
(i) any law or regulation by the Executive during the term of and related to his employment by ABI or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee, or (ii) this Agreement.

         6. REPRESENTATIONS AND WARRANTIES. The Company and the Executive represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

         7. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the Executive and his heirs, successors and assigns, and upon the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.



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         8.       NOTICES. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

                  If to the Executive:

                  Gerald T. Mulligan
                  36 Smithshire Estates
                  Andover, Massachusetts 01810

                  If to the Company:

                  Banknorth Group, Inc.
                  P.O. Box 9540
                  Two Portland Square
                  Portland, Maine 04112-9540
                  Attention:  President

         9. WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         10.      ENTIRE AGREEMENT; SEVERABILITY.

         (a) This Agreement incorporates the entire understanding between the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes (i) any prior agreements between the Company and the Executive with respect to the subject matter hereof,
(ii) the Employment Agreement, dated as of May 16, 1991, among the Executive, ABI and Andover Bank, and (iii) as a result of the payment to the Executive of the amount required by Section 4 thereof, receipt of which in full is hereby acknowledged by the Executive, the Special Termination Agreement, dated as of December 17, 1992 and amended and restated as of January 23, 1997, among the Executive, ABI and Andover Bank, provided that, except as provided in Section 4(b) hereof, nothing contained herein shall affect the obligations of the Company to the Executive under (i) any Employee Benefit Plan as defined in
Section 5(a) hereof or (ii) Section 6.11 of the Merger Agreement. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

         (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions



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of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

         11. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

         14. HEADINGS. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.



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         IN WITNESS WHEREOF, the Company and the Executive have entered into this Agreement as of the day and year first above written.


                                       BANKNORTH GROUP, INC.



                                       By:
                                           -------------------------------------
                                           William J. Ryan, Chairman, President
                                             and Chief Executive Officer




                                           --------------------------------
                                           Gerald T. Mulligan



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